                                                                    Exhibit 99.1

        AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF BAIRNCO CORPORATION
                            AS OF DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board  of  Directors  and  Stockholders  of  Bairnco   Corporation  and
Subsidiaries:

We  have  audited  the  accompanying  consolidated  balance  sheets  of  Bairnco
Corporation  and   subsidiaries   (collectively,   the  "Company")  (a  Delaware
Corporation)  as of  December  31,  2006 and 2005 and the  related  consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the  three  years in the  period  ended  December  31,  2006.  These financial  statements are the  responsibility of the Company's  management.  Our responsibility  is to express an opinion on these financial  statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the financial position of Bairnco Corporation and  subsidiaries  as of December  31,  2006 and 2005,  and the results of their operations  and their cash flows for each of the three years in the period ended
December 31, 2006, in conformity with accounting  principles  generally accepted in the United States of America.

Our audit was  conducted  for the  purpose  of  forming  an opinion on the basic financial  statements  taken  as  a  whole.  The  Schedule  II -  Valuation  and
Qualifying  Accounts is presented for purposes of additional analysis and is not a  required  part of the basic  financial  statements.  This  schedule  has been subjected to the auditing procedures applied in the audit of the basic financial statements  and, in our opinion,  is fairly  stated in all material  respects in relation to the basic financial statements taken as a whole.

As discussed in Note 1 to the  consolidated  financial  statements,  the Company adopted Statement No. 158, EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND
OTHER  POSTRETIREMENT  PLANS - AN AMENDMENT OF FASB  STATEMENTS NO. 87, 88, 106,
AND 132R,  effective  for fiscal  years ending  after  December  15,  2006,  and
Statement No. 123 (revised 2004), SHARE-BASED PAYMENT,  effective for interim or annual  reporting  periods  beginning after December 15, 2005. In addition,  the
Company  recorded a  cumulative  effect  adjustment  as of  January 1, 2006,  in connection with the adoption of Staff Accounting  Bulletin No. 108,  CONSIDERING
THE  EFFECTS OF PRIOR  YEAR  MISSTATEMENTS  WHEN  QUANTIFYING  MISSTATEMENTS  IN
CURRENT YEAR FINANCIAL STATEMENTS.

As discussed  in Note 12, the Company  restated  its  consolidated  statement of comprehensive income for the year ended December 31, 2006.

We also have  audited,  in accordance  with the standards of the Public  Company
Accounting  Oversight  Board  (United  States),  the  effectiveness  of  Bairnco
Corporation and  subsidiary's  internal  control over financial  reporting as of
December  31,  2006,  based  on  criteria  established  in  Internal  Control  -
Integrated Framework issued by the Committee of Sponsoring  Organizations of the
Treadway  Commission  (COSO) and our report  dated March 15,  2007,  stated that management did not support its evaluation of controls with sufficient  evidence, including documentation, and we were unable to apply other procedures to satisfy ourselves  as to  the  effectiveness  of the  company's  internal  control  over financial  reporting.  As a result,  the scope of our work was not sufficient to enable us to express,  and we did not express, an opinion either on management's assessment or on the  effectiveness  of Bairnco  Corporation  and  subsidiaries'
internal control over financial reporting.

/s/ Grant Thornton LLP
----------------------

Orlando, Florida
March 15, 2007 (except for Note 12, as to which the date is August 27, 2007)

                                       1

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the  Board  of Directors and Stockholders of
Bairnco Corporation and Subsidiaries:

We were engaged to audit management's  assessment,  included in the accompanying
Management's Report on Internal Control Over Financial Reporting appearing under
Item 9A, that Bairnco Corporation (a Delaware corporation)  maintained effective internal  control over  financial  reporting  as of December 31, 2006,  based on criteria  established in Internal  Control--Integrated  Framework  issued by the
Committee of Sponsoring Organizations of the Treadway Commission (COSO). Bairnco
Corporation's  management is  responsible  for  maintaining  effective  internal control over financial  reporting and for its assessment of the effectiveness of internal control over financial reporting.

An audit  of  management's  assessment  that the  Company  maintained  effective internal control over financial  reporting  includes  obtaining an understanding of, and evaluating,  management's process for assessing the effectiveness of the
Company's   internal   control  over  financial   reporting.   In  obtaining  an
understanding  of  management's  process,  we determined that management did not support its evaluation with sufficient evidence,  including documentation,  as a result of not  extending  its testing into the three  months ended  December 31,
2006.  Because   management's  process  did  not  include  sufficient  evidence, including  documentation,  we were  unable to apply the  procedures  required to express  an opinion  on  management's  assessment  and on the  effectiveness  of internal control over financial reporting.

A company's  internal control over financial  reporting is a process designed to provide reasonable  assurance  regarding the reliability of financial  reporting and the preparation of financial  statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial  reporting  includes those policies and procedures that (1) pertain to the  maintenance  of records that, in reasonable  detail,  accurately and fairly reflect the  transactions  and  dispositions  of the assets of the company;  (2)
provide  reasonable  assurance  that  transactions  are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting  principles,  and that receipts and  expenditures  of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of  unauthorized  acquisition,  use, or  disposition  of the company's assets that could have a material effect on the financial statements.

Because of its inherent  limitations,  internal control over financial reporting may not prevent or detect misstatement.  Also,  projections of any evaluation of effectiveness  to future  periods are subject to risk that  controls  may become inadequate  because of changes in  conditions,  or that the degree of compliance with the policies or procedures may deteriorate.

Since  management  did not support its  evaluation of controls  with  sufficient evidence that management had adequately completed its assessment, we were unable to apply the procedures required to satisfy ourselves as to the effectiveness of the company's internal control over financial reporting.  As a result, the scope of our work was not  sufficient to enable us to express,  and we do not express, an opinion either on management's  assessment or on the effectiveness of Bairnco
Corporation's internal control over financial reporting.

We have also  audited,  in accordance  with the standards of the Public  Company
Accounting  Oversight Board (United States),  the consolidated balance sheets of
Bairnco Corporation as of December 31, 2006 and 2005, and the related statements of income,  comprehensive  income,  stockholders'  investment and cash flows for each of the three  years in the period  ended  December  31, 2006 and our report dated  March 15,  2007  expressed  on  unqualified  opinion  (and  contained  an explanatory  paragraph on the Company's adoption of Statement No. 158, Statement
No. 123 (revised 2004) and Staff Accounting Bulletin No. 108) on those financial statements.

/s/ GRANT THORNTON LLP
Orlando, Florida
March 15, 2007

                                       2

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2006, 2005 and 2004
Bairnco Corporation and Subsidiaries

                                                                2006               2005                2004
-----------------------------------------------------------------------------------------------------------------
Net Sales                                                  $178,828,000         $165,900,000         $165,496,000
  Cost of sales                                             125,278,000          118,431,000          117,612,000
                                                           ------------         ------------         ------------
Gross Profit                                                 53,550,000           47,469,000           47,884,000
  Selling and administrative expenses                        47,484,000           41,878,000           39,827,000
                                                           ------------         ------------         ------------
Operating Profit                                              6,066,000            5,591,000            8,057,000
  Interest expense, net                                         712,000               54,000              566,000
                                                           ------------         ------------         ------------
Income before Income Taxes                                    5,354,000            5,537,000            7,491,000
  Provision for income taxes                                    392,000            1,937,000            2,372,000
                                                           ------------         ------------         ------------
Income from continuing operations                             4,962,000            3,600,000            5,119,000
  Income from spun off subsidiary                                  --                   --             25,710,000
                                                           ------------         ------------         ------------
Net Income                                                 $  4,962,000         $  3,600,000         $ 30,829,000
                                                           ============         ============         ============

Basic Earnings per share from continuing operations        $       0.69         $       0.49         $       0.70
  Basic Earnings per share from spun off subsidiary                --                   --                   3.49
                                                           ------------         ------------         ------------
Basic Earnings per share of Common Stock                   $       0.69         $       0.49         $       4.19
                                                           ============         ============         ============

Diluted Earnings per share from continuing operations      $       0.67         $       0.47         $       0.68
  Diluted Earnings per share from spun off subsidiary              --                   --                   3.40
                                                           ------------         ------------         ------------
Diluted Earnings per share of Common Stock                 $       0.67         $       0.47         $       4.07
                                                           ============         ============         ============

Dividends per Share of Common Stock                        $       0.26         $       0.24         $       0.21

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                                                        3

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the years ended December 31, 2006, 2005 and 2004
Bairnco Corporation and Subsidiaries

                                                                          2006               2005                2004
-----------------------------------------------------------------------------------------------------------------------
Net Income                                                           $  4,962,000       $  3,600,000       $ 30,829,000

Other comprehensive income (loss):
   Currency translation adjustment                                        904,000         (1,078,000)           775,000
   Minimum pension liability adjustment,
     net of $6,000 tax in 2005
     and $3,500 tax in 2004                                                  --              (12,000)            (6,000)
                                                                     ============       ============       ============
Comprehensive Income                                                 $  5,866,000       $  2,510,000       $ 31,598,000
                                                                     ============       ============       ============

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                                                           4

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
Bairnco Corporation and Subsidiaries

                                                                                                  2006               2005
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                                                 $   1,869,000      $   5,313,000
  Accounts receivable, less allowances of $1,350,000 and $1,014,000, respectively              30,631,000         25,713,000
  Inventories:
    Raw materials and supplies                                                                  8,549,000          7,178,000
    Work in process                                                                             9,325,000          8,939,000
    Finished goods                                                                             15,734,000         11,114,000
                                                                                            -------------      -------------
                                                                                               33,608,000         27,231,000
                                                                                            -------------      -------------
  Deferred income taxes                                                                         3,500,000          3,305,000
  Other current assets                                                                          3,881,000          4,082,000
  Assets held for sale                                                                            525,000               --
                                                                                            -------------      -------------
Total current assets                                                                           74,014,000         65,644,000
                                                                                            -------------      -------------
Plant and Equipment, at cost:
  Land                                                                                          3,076,000          1,928,000
  Buildings and leasehold interests and improvements                                           23,164,000         18,666,000
  Machinery and equipment                                                                     105,471,000         99,275,000
                                                                                            -------------      -------------
                                                                                              131,711,000        119,869,000
  Less - Accumulated depreciation and amortization                                            (91,057,000)       (85,496,000)
                                                                                            -------------      -------------
                                                                                               40,654,000         34,373,000
                                                                                            -------------      -------------
Cost in Excess of Net Assets of Purchased Businesses                                           17,057,000         14,439,000
Other Intangible Assets, net of amortization of $241,000 and $159,000, respectively             3,808,000            120,000
Other Assets                                                                                    3,095,000         11,192,000
                                                                                            -------------      -------------
                                                                                            $ 138,628,000      $ 125,768,000
                                                                                            =============      =============

LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Short-term debt                                                                           $   6,119,000      $   2,233,000
  Current maturities of long-term debt                                                          1,219,000            134,000
  Accounts payable                                                                             13,584,000         12,051,000
  Accrued expenses                                                                             12,153,000          9,406,000
                                                                                            -------------      -------------
Total current liabilities                                                                      33,075,000         23,824,000
                                                                                            -------------      -------------
Long-Term Debt                                                                                 18,490,000          7,069,000
Deferred Income Taxes                                                                           4,259,000          9,788,000
Other Liabilities                                                                               1,634,000          1,629,000
Commitments and Contingencies (Notes 6, 8 and 10)

STOCKHOLDERS' INVESTMENT:
  Preferred stock, par value $.01, 5,000,000 shares authorized, none issued                          --                 --
  Common stock, par value $.01; authorized 30,000,000 shares; 11,724,590 and 11,612,307 shares issued, respectively; 7,291,853
  and 7,342,570 shares outstanding, respectively                                                  117,000            116,000
  Paid-in capital                                                                              51,916,000         51,611,000
  Retained earnings                                                                            69,535,000         66,787,000
  Unamortized cost of restricted stock awards                                                        --             (504,000)
  Accumulated Other Comprehensive Income (Loss):
   Currency translation adjustment                                                              3,519,000          2,615,000
   Pension liability adjustment, net of $3,201,000 and $41,000 income tax, respectively        (5,219,000)           (73,000)
  Treasury stock, at cost, 4,432,737 and 4,269,737 shares, respectively                       (38,698,000)       (37,094,000)
                                                                                            -------------      -------------
Total stockholders' investment                                                                 81,170,000         83,458,000
                                                                                            -------------      -------------
                                                                                            $ 138,628,000      $ 125,768,000
                                                                                            =============      =============

The accompanying notes are an integral part of these consolidated financial statements.

                                                              5

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2006, 2005 and 2004
Bairnco Corporation and Subsidiaries

                                                                                      2006             2005             2004
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                       $  4,962,000     $  3,600,000     $ 30,829,000
Adjustments to reconcile to net cash provided by operating activities:
  Depreciation and amortization                                                     7,411,000        7,456,000        7,668,000
  (Gain) loss on disposal of plant and equipment                                       23,000           72,000       (1,094,000)
  Deferred income taxes                                                            (2,831,000)         236,000          779,000
  Change in current operating assets and liabilities:
    Accounts receivable, net                                                       (1,992,000)      (1,297,000)      (1,044,000)
    Inventories                                                                    (3,606,000)      (2,847,000)         921,000
    Other current assets                                                              263,000           85,000         (888,000)
    Accounts payable                                                                  273,000        1,679,000          372,000
    Accrued expenses                                                                  499,000         (926,000)        (684,000)
  Increase (decrease) in non-current prepaid pension asset                           (144,000)      (2,811,000)         734,000
  Other                                                                               551,000          284,000          370,000
                                                                                 ------------     ------------     ------------
Net cash provided by operating activities                                           5,409,000        5,531,000       37,963,000
                                                                                 ------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                               (8,676,000)      (7,304,000)      (5,996,000)
Payment for purchased businesses, net of cash acquired                            (13,922,000)          (6,000)         (67,000)
Proceeds from sale of plant and equipment                                              39,000           52,000        1,715,000
                                                                                 ------------     ------------     ------------
Net cash (used in) investing activities                                           (22,559,000)      (7,258,000)      (4,348,000)
                                                                                 ------------     ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in short-term debt                                          3,790,000        1,472,000         (901,000)
Proceeds from long-term debt                                                       14,206,000        9,790,000        4,500,000
Long-term debt repayments                                                          (1,712,000)      (3,579,000)     (33,598,000)
Payment of dividends                                                               (1,822,000)      (1,812,000)      (1,489,000)
Purchase of treasury stock                                                         (1,604,000)      (2,349,000)            --
Exercise of stock options                                                             577,000          193,000          311,000
                                                                                 ------------     ------------     ------------
Net cash provided by (used in) financing activities                                13,435,000        3,715,000      (31,177,000)
                                                                                 ------------     ------------     ------------

Effect  of  foreign  currency  exchange  rate  changes  on cash  and cash
  equivalents                                                                         271,000         (126,000)         217,000
                                                                                 ------------     ------------     ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               (3,444,000)       1,862,000        2,655,000
Cash and cash equivalents, beginning of year                                        5,313,000        3,451,000          796,000
                                                                                 ------------     ------------     ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                           $  1,869,000     $  5,313,000     $  3,451,000
                                                                                 ============     ============     ============

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
  Interest                                                                       $    632,000     $    107,000     $    662,000
  Income taxes                                                                   $  3,674,000     $  2,792,000     $  1,730,000

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                                                                6

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT

For the years ended December 31, 2006, 2005 and 2004
Bairnco Corporation and Subsidiaries

                                                                                               Accumulated Other
                                                                               Unamortized    Comprehensive Income
                                                                                Cost of     ------------------------
                                                                               Restricted    Pension     Currency
                                         Common     Paid-in      Retained        Stock      Liability   Translation      Treasury
                                         Stock      Capital      Earnings       Awards      Adjustment   Adjustment       Stock
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2003            $ 115,000   $50,912,000   $35,729,000   $(576,000)  $   (55,000)   $2,918,000   $(34,745,000)
Net income                                                       30,829,000
Cash dividends ($.21 per share)                                  (1,574,000)
Issuance of 50,208 shares pursuant
    to exercise of stock options          1,000       310,000
Earned compensation                                                             134,000
Currency translation adjustment                                                                             775,000
Pension liability adjustment, net
    of $4,000 tax                                                                              (6,000)
                                      ---------   -----------   -----------   ---------   -----------    ----------   ------------

BALANCE, DECEMBER 31, 2004            $ 116,000   $51,222,000   $64,984,000   $(442,000)  $   (61,000)   $3,693,000   $(34,745,000)
Net income                                                        3,600,000
Cash dividends ($.24 per share)                                  (1,797,000)
Issuance of 29,625 shares pursuant
    to exercise of stock options                      172,000
Issuance of restricted stock (20,000
    shares)                                           217,000                  (217,000)
Earned compensation                                                             155,000
Acquisition of treasury stock
    (231,868 shares at cost)                                                                                            (2,349,000)
Currency translation adjustment                                                                          (1,078,000)
Pension liability adjustment, net of
    $6,000 tax                                                                                (12,000)
                                      ---------   -----------   -----------   ---------   -----------    ----------   ------------

BALANCE, DECEMBER 31, 2005            $ 116,000   $51,611,000   $66,787,000   $(504,000)  $   (73,000)   $2,615,000   $(37,094,000)
Accumulated effect of implementing
    SAB 108, net of $194,000 tax                                   (315,000)
                                      ---------   -----------   -----------   ---------   -----------    ----------   ------------

                                                                  7

BALANCE, JANUARY 1, 2006              $ 116,000   $51,611,000   $66,472,000   $(504,000)  $   (73,000)   $2,615,000   $(37,094,000)
Net income                                                        4,962,000
Cash dividends ($.26 per share)                                  (1,899,000)
Issuance of 96,283 shares pursuant
    to exercise of stock options          1,000       611,000
Issuance of restricted stock
    (16,000 shares)                                      --
Reclassification of unamortized
     cost of restricted stock
     awards to paid-in capital                       (504,000)                  504,000
Earned compensation                                   198,000
Acquisition of treasury stock
    (163,000 shares at cost)                                                                                            (1,604,000)
Currency translation adjustment                                                                             904,000
Pension liability adjustment, net
    of $3,160,000 tax                                                                      (5,146,000)
                                      ---------   -----------   -----------   ---------   -----------    ----------   ------------

BALANCE, DECEMBER 31, 2006            $ 117,000   $51,916,000   $69,535,000   $   --      $(5,219,000)   $3,519,000   $(38,698,000)
                                      =========   ===========   ===========   =========   ===========    ==========   ============

The  accompanying  notes are an integral  part of these  consolidated  financial statements.

                                                                  8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS:

      Bairnco   Corporation,   a   Delaware   Corporation,   is  a   diversified
multinational company that operates three business segments:  Arlon's ELECTRONIC
MATERIALS and COATED MATERIALS  segments which design,  manufacture,  market and sell products to electronic,  industrial and commercial markets worldwide;  and,
Kasco's  REPLACEMENT  PRODUCTS  AND  Services  segment  which  manufactures  and distributes  products and services  principally  to retail food stores and meat, poultry and fish  processing  plants  throughout the United  States,  Canada and
Europe.

      Arlon's products are based on a common  technology in coating,  laminating and dispersion chemistry. Arlon Electronic Materials' principal products include high  performance  materials for the printed circuit board industry and silicone
rubber-based   insulation  materials  used  in  a  broad  range  of  industrial, military/aerospace,  consumer and commercial  markets.  Arlon Coated  Materials'
principal products include adhesive coated cast and calendered vinyl films, cast vinyl  fabric,  custom-engineered  laminates,  and coated and  laminated  films, foils,  foams and  papers  used in a broad  range of  industrial,  consumer  and commercial products.

      Kasco's principal products include replacement band saw blades for cutting meat,  fish,  wood and metal,  on-site  maintenance  services and seasonings for ready-to-cook  foods for the retail food industry primarily in the meat and deli departments. Kasco also distributes equipment to the food industry in Canada and
France.

PRINCIPLES OF CONSOLIDATION:

      The accompanying consolidated financial statements include the accounts of
Bairnco Corporation and its subsidiaries  ("Bairnco" or the "Corporation") after the elimination of all inter-company accounts and transactions.

USE OF ESTIMATES:

      The  preparation of consolidated  financial  statements in conformity with accounting  principles  generally  accepted  in the  United  States  of  America requires  management to make estimates and assumptions  that affect the reported amounts  of assets and  liabilities  and  disclosure  of  contingent  assets and liabilities  at the  date  of the  consolidated  financial  statements  and  the reported  amounts of revenues and expenses during the reporting  period.  Actual results  could differ from those  estimates.  Changes in estimates are made when circumstances  warrant and are reflected in reported  results of operations;  if material,  the effects of the changes in estimates are disclosed in the notes to the consolidated financial statements.

NEW ACCOUNTING PRONOUNCEMENTS:

      In November  2004,  the Financial  Accounting  Standards  Board ("FASB")
issued  Statement  of  Financial   Accounting   Standards  ("SFAS")  No.  151,
INVENTORY  COSTS - AN  AMENDMENT  OF ARB NO.  43,  CHAPTER  4  ("SFAS  151") .
 SFAS 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory  Pricing," to clarify the accounting for abnormal amounts of idle facility  expense,  freight, handling  costs,  and wasted  material  (spoilage).  The  statement  was adopted effective January 1, 2005 and its provisions applied prospectively. The adoption of this  statement  had no impact on the  Corporation's  financial  position  or results of operations.

      In December  2004,  the FASB issued SFAS 123 (revised  2004),  SHARE-BASED
PAYMENT ("SFAS 123R") . This statement  establishes standards for the accounting for transactions in which an entity  exchanges its equity  instruments for goods and services but focuses  primarily on accounting for  transactions  in which an entity  obtains  employee  services in  share-based  payment  transactions.  The statement,  as issued,  is effective as of the beginning of the first interim or annual  reporting  period  that begins  after June 15,  2005,  although  earlier adoption  is  encouraged.  The SEC  announced  on April  14,  2005 that it would provide for a phased-in  implementation  process for SFAS 123R, allowing issuers to adopt the fair  value  provisions  no later than the  beginning  of the first fiscal year  beginning  after June 15, 2005. The  Corporation  adopted SFAS 123R effective January 1, 2006 and is using the  modified-prospective  method whereby compensation  cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date is recognized over the remaining  service period.  The  compensation  cost for that portion of awards is based on the  grant-date  fair value of those awards as calculated for pro forma disclosures under Statement 123, as originally  issued. All new awards and awards that are modified,  repurchased, or cancelled after the adoption date will be accounted for under the  provisions of Statement  123R.  The adoption of
SFAS 123R had an  immaterial  impact on the  Corporation's  financial  position, results of operations and cash flows.

                                       9

      In May 2005,  the FASB issued SFAS No. 154,  ACCOUNTING  CHANGES AND ERROR
CORRECTIONS  - A  REPLACEMENT  OF APB  OPINION NO. 20 AND FASB  STATEMENT  NO. 3
("SFAS  154").  SFAS 154 changes the  requirements  for the  accounting  for and reporting of a change in accounting principle. SFAS 154 applies to all voluntary changes  in  accounting  principles,  and  applies  to  changes  required  by an accounting pronouncement in the unusual instance that the pronouncement does not
include  specific  transition   provisions.   SFAS  154  requires  retrospective
application  to prior period  financial  statements  for a change in  accounting principle.  Previously,  a change in  accounting  principle  was  recognized  by including  the  change in net income in the  period of the  change.  SFAS 154 is effective for fiscal years  beginning  after  December 15, 2005. The adoption of
SFAS 154 effective January 1, 2006, had no impact on the Corporation's financial position, results of operations or cash flows.

      In June 2006, the FASB issued FASB  Interpretation  No. 48, ACCOUNTING FOR
UNCERTAINTY IN INCOME TAXES - AN  INTERPRETATION OF FASB STATEMENT NO. 109 ("FIN
48").  FIN 48 clarifies the  accounting  for  uncertainty  in income taxes in an enterprise's financial statements in accordance with SFAS 109. FIN 48 provides a recognition  threshold and  measurement  attribute  for the financial  statement recognition and measurement of a tax position taken or expected to be taken in a tax  return.  The  interpretation  also  provides  guidance  on  de-recognition,
classification,   interest  and  penalties,   accounting  in  interim   periods,
disclosure, and transition. FIN 48 is effective for fiscal years beginning after
December  15,  2006,  although  earlier  application  of the  provisions  of the
interpretation  is  encouraged.   The  Corporation  has  completed  its  initial
assessment  of the impact of FIN 48 and does not  believe  its  adoption  in the first  quarter  of  2007  will  have a  material  impact  on  the  Corporation's consolidated financial statements.

      In September  2006, the FASB issued SFAS No. 157, FAIR VALUE  Measurements
("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting  principles,  and expands disclosure about fair value  measurements.  SFAS 157 is effective for financial  statements issued for fiscal years  beginning  after  November 15, 2007,  although  earlier application  is encouraged.  The  Corporation  has not yet  determined  what the implications  of its  adoption,  if any, will be on the  consolidated  financial position or results of operations.

      In September 2006, the FASB issued SFAS No. 158, EMPLOYERS' ACCOUNTING FOR
DEFINED  BENEFIT PENSION AND OTHER  POSTRETIREMENT  PLANS - AN AMENDMENT OF FASB
STATEMENTS  NO.  87, 88,  106,  AND 132R  ("SFAS  158") . SFAS 158  requires  an employer  to  recognize  the  over-funded  or  under-funded  status of a defined benefit  postretirement  plan as an  asset  or  liability  in its  statement  of financial position and to recognize changes in that funded status in the year in which the changes occur through  comprehensive income. SFAS 158 also requires an employer to measure the funded  status of a plan as of the date of its  year-end statement of financial position.  SFAS 158 is effective for financial statements issued for fiscal  years  ending  after  December  15, 2006 for the  recognition provision  and  for  fiscal  years  ending  after  December  15,  2008  for  the
measurement   date  provision.   Earlier   application  of  the  recognition  or
measurement date provisions is encouraged. The Corporation expects to change its measurement date in 2007.

      At December 31, 2006, the Corporation's overfunded pension plans reflected a fair value of plan assets in excess of the projected  benefit  obligations  of
$2,885,000.  Underfunded  pension  reflected  projected  benefit  obligations in excess of the fair value of plan assets of  $685,000.  The  adoption of SFAS 158 had  the  following  impact  on  the  Corporation's  consolidated  statement  of financial position as of December 31, 2006:

                                                                               As of December 31, 2006

                                                    Prior to the Adoption of      Effect of Adopting
                                                         SFAS 158                       SFAS 158            As Adjusted
                                                    ------------------------      ------------------     -----------------
Other Assets                                           $ 11,402,000                  $ (8,307,000)         $  3,095,000
Current Liabilities - Accrued expenses                  (12,125,000)                      (28,000)          (12,153,000)
Other Liabilities                                        (1,663,000)                       29,000            (1,634,000)
Deferred Income Taxes                                    (7,419,000)                    3,160,000            (4,259,000)
Accumulated Other Comprehensive (Income) Loss -
Pension liability adjustment                                 73,000                     5,146,000             5,219,000

                                                             10

      The  adoption of SFAS 158 did not affect the  Corporation's  statement  of operations for the year ended December 31, 2006, or any prior periods,  nor will its adoption change the calculation of net income in future periods, but it will affect the  calculation  of other  comprehensive  income.

      The amounts  recognized  in the  Corporation's  consolidated  statement of financial position at December 31, 2006, consist of the following:

Non-current assets - Other Assets               $ 2,885,000
Current liabilities - Accrued expenses              (49,000)
Non-current liabilities - Other Liabilities        (636,000)

                                                -----------
                                                $ 2,200,000
                                                ===========

The amounts recognized in accumulated other comprehensive income at December 31,
2006, consist of the following:

Actuarial losses        $8,262,000
Prior service costs        158,000

      The amounts included in accumulated other comprehensive income at December
31, 2006, and expected to be recognized in net periodic  pension cost during the year ended December 31, 2007, are as follows:

Actuarial losses        $  352,000
Prior service costs         22,000

      In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108,
CONSIDERING   THE  EFFECTS  OF  PRIOR  YEAR   MISSTATEMENTS   WHEN   QUANTIFYING
MISSTATEMENTS  IN CURRENT YEAR  FINANCIAL  STATEMENTS  ("SAB 108").  SAB 108 was
issued  to  provide  consistency  between  how  registrants  quantify  financial statement misstatements.  Historically,  there have been two widely-used methods for quantifying the effects of financial statement misstatements.  These methods are referred to as the  "roll-over"  and "iron  curtain"  method.  The roll-over method  quantifies  the amount by which the  current  year income  statement  is misstated.  Exclusive reliance on an income statement approach can result in the accumulation  of errors on the balance  sheet that may not have been material to any  individual  income  statement,  but which may  misstate one or more balance sheet accounts.  The iron curtain method  quantifies the error as the cumulative amount by which the current year balance sheet is misstated.  Exclusive reliance on a balance sheet approach can result in disregarding  the effects of errors in the current year income  statement  that results from the correction of an error existing in previously issued financial statements.  The Corporation  previously used  the  roll-over  method  for  quantifying  identified  financial  statement misstatements.

      SAB 108 established an approach that requires  quantification of financial statement  misstatements based on the effects of the misstatement on each of the
Corporation's   financial   statements  and  the  related  financial   statement
disclosures.  This  approach  is  commonly  referred  to as the "dual  approach"
because it requires  quantification  of errors under both the roll-over and iron curtain methods. SAB 108 allows registrants to initially apply the dual approach either by (1) retroactively  adjusting prior financial statements as if the dual approach  had always  been used or by (2)  recording  the  cumulative  effect of initially  applying the dual approach as adjustments  to the carrying  values of assets  and  liabilities  as of January  1, 2006 with an  offsetting  adjustment recorded to the opening balance of retained  earnings.  Use of this  "cumulative effect" transition method requires detailed  disclosure of the nature and amount of each individual error being corrected  through the cumulative  adjustment and how and when it arose.

                                       11

      With the  adoption of SAB 108,  the  Corporation  added an accrual and the related deferred taxes pursuant to the Bairnco Corporation Non-Employee Director
Retirement Plan. Under this plan,  outside  directors,  upon retirement from the
Board of Directors,  shall receive annually for the number of years equal to the number of years he or she has served on the Board of  Directors  of Bairnco as a non-employee  director,  an amount  equal to the  non-employee  director  annual retainer in effect at the time of his or her  retirement.  Such amount  shall be payable in quarterly  installments.  If the retired non-employee director should die prior to  receiving  payments  equal to the  number  of years  served on the
Board, the director's  beneficiary will either continue to receive the remaining payments on a quarterly basis, or receive in a lump sum the net present value of the  remaining  payments  discounted  at  the  then  current  thirty  year  U.S.
Government bond yield, based on whichever option was previously selected by such director.  The  following  table  shows  the  impact  of SAB  108  on  the  2006 consolidated balance sheet:

                                                                     As of December 31, 2006

                                              Prior to the Adoption of   Effect of Adopting
                                                      SAB 108                 SAB 108               As Adjusted
                                              ------------------------   ------------------     ------------------
Current Assets - Deferred income taxes             $  3,496,000            $      6,000            $  3,500,000
Current Liabilities - Accrued expenses              (11,644,000)               (509,000)            (12,153,000)
Deferred Income Taxes                                (4,447,000)                188,000              (4,259,000)
January 1, 2006 Retained Earnings                   (66,787,000)                315,000             (66,472,000)

      The  $509,000  liability  reflects  the net present  value of  accumulated amounts that were earned from 1990 through  2006 and are payable  through  2023.
Under the roll-over method, the impact on the Corporations results of operations for any particular year was considered immaterial.

      In February  2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR
FINANCIAL  ASSETS AND  FINANCIAL  LIABILITIES  ("SFAS  159").  SFAS 159  permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for financial  statements issued for fiscal years  beginning  after  November  15, 2007,  although  earlier  application  is encouraged.  The Corporation has not yet determined what the implications of its adoption,  if any, will be on the consolidated  financial position or results of operations.

CASH AND CASH EQUIVALENTS:

      The Corporation  considers cash in banks,  commercial paper,  demand notes and similar investments with an original maturity of less than three months from date  of  purchase  as  cash  and  cash  equivalents  for  the  purposes  of the
consolidated   financial  statements.   Of  the  $1,869,000  of  cash  and  cash
equivalents at December 31, 2006,  $309,000 was  denominated in British  Pounds,
$46,000 in Mexican  Pesos,  $176,000 in Euros and $160,000 in Renminbis.  Of the
$5,313,000  of cash and cash  equivalents  at December  31,  2005,  $129,000 was denominated in Canadian dollars, $1,290,000 in British Pounds, $179,000 in Euros and $93,000 in Renminbis.

ACCOUNTS RECEIVABLE AND RELATED ALLOWANCES:

      Credit is extended to  customers  based on an  evaluation  of a customers'
financial  condition  and,  generally,  collateral  is  not  required.  Accounts receivable  are generally due within 30 days for domestic  customers and 60 days for foreign  customers  and are stated at amounts due from  customers  net of an
allowance  for  doubtful   accounts.   Accounts   outstanding  longer  than  the
contractual  payment  terms are  considered  past  due.  The  Corporation  makes judgments as to the  collectibility  of accounts  receivable based on historical trends and future  expectations.  Management estimates an allowance for doubtful accounts  which  adjusts  gross trade  accounts  receivable  downward to its net realizable value. Trade receivables are recorded net of allowances of $1,350,000 and  $1,014,000  at December 31, 2006 and 2005,  respectively.  To determine the allowance  for sales  returns,  management  uses  historical  trends to estimate future period product returns.  The allowance for doubtful  accounts is based on an analysis of all receivables for possible  impairment  issues,  and historical write-off percentages.  The Corporation writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the  allowance  for  doubtful  accounts.  The  Corporation  does not generally charge interest on past due receivables.

      Management's   methodology  for  estimating  the  allowance  for  doubtful accounts and sales allowance uses both a specific  examination of accounts and a general allowance. When management becomes aware that a specific customer is not

                                       12

able to meet its  financial  obligations,  the  Corporation  records a  specific allowance that reflects the level of credit risk in the  customer's  outstanding receivable balance. In addition, the Corporation established a general allowance based on certain percentages of its aged receivable balances.

Changes in the Corporation's allowance for doubtful accounts are as follows:

                                       2006               2005
                                  ------------        -----------
Balance, beginning of year        $ 1,014,000         $ 1,546,000
   Bad debt expense                   663,000                --
   Accounts written-off              (327,000)           (477,000)
   Recoveries and other                  --               (55,000)
                                  -----------         -----------
Balance, end of year              $ 1,350,000         $ 1,014,000
                                  ===========         ===========

INVENTORIES:

      Inventories  are  stated at the lower of cost or market.  Inventory  costs include material,  labor and manufacturing  overhead related to the purchase and production of  inventories.  Inventories  are stated  principally on a first-in, first-out basis. The Corporation  provides  estimated  inventory  allowances for shrinkage, excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value.

PLANT AND EQUIPMENT:

      The Corporation  provides for  depreciation  and amortization of plant and equipment  principally on a straight-line  basis by charges to income in amounts estimated to allocate the cost of these assets over their useful lives. Rates of depreciation and amortization vary among the several  classifications as well as among the constituent  items in each  classification,  but generally fall within the following ranges:

                                                          Years
                                                          ------
Buildings and leasehold interests and improvements        5 - 40
Machinery and equipment                                   3 - 20

      Depreciation   and   amortization   expense  of  plant  and  equipment  of
$7,329,000, $7,413,000 and $7,629,000 was recognized during 2006, 2005 and 2004, respectively.

      When  property  is sold or  otherwise  disposed  of,  the  asset  cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is  included  in the  statement  of income.  The  Corporation  disposed  of approximately  $2.4  million and $4.3 million of fully  depreciated  assets that were no longer  in use  during  the  years  ended  December  31,  2006 and 2005, respectively.

      Leasehold  interests and  improvements are amortized over the terms of the respective leases, or over their estimated useful lives, whichever is shorter.

      Maintenance   and  repairs  are  charged  to   operations.   Renewals  and
betterments are capitalized.

      Accelerated methods of depreciation are used for income tax purposes,  and appropriate provisions are made for the related deferred income taxes.

COST IN  EXCESS OF NET  ASSETS  OF  PURCHASED  BUSINESSES  AND OTHER  INTANGIBLE
ASSETS:

      The Corporation  accounts for goodwill and other  intangible  assets under
SFAS 142,  GOODWILL AND OTHER INTANGIBLE  ASSETS ("SFAS 142"). SFAS 142 provides for the non-amortization of goodwill but requires that goodwill be subject to at least an annual assessment for impairment by applying a fair-value based test on
January 1 st of each year.  Other  intangible  assets with finite  lives will be amortized over their useful lives. Other intangible assets with indefinite lives will be  subject  to a lower of cost or  market  impairment  test.  This  annual impairment  testing of goodwill and other  indefinite  lived  intangible  assets could result in more volatility in reported income,  as impairment  losses could occur irregularly and in varying amounts.

                                       13

      The  change in the  carrying  amount  of cost in  excess of net  assets of purchased businesses ("goodwill") for the years ended December 31, 2006 and 2005 is as follows:

                                                Arlon EM Segment   Arlon CM Segment    Kasco Segment           Total
                                                ----------------   ----------------    -------------      -------------
Balance, December 31, 2004                       $    645,000       $  6,644,000       $  7,253,000        $ 14,542,000
Impact of contingent consideration earn-out
    (Note 2)                                             --                6,000               --                 6,000
Impact of exchange rate fluctuations on
    foreign goodwill                                     --                 --             (109,000)           (109,000)
                                                 ------------       ------------       ------------        ------------
Balance, December 31, 2005                            645,000          6,650,000          7,144,000          14,439,000
Impact of Atlanta SharpTech acquisition
    (Note 2)                                             --                 --            2,520,000           2,520,000
Impact of exchange rate fluctuations on
    foreign goodwill                                     --                 --               98,000              98,000
                                                 ------------       ------------       ------------        ------------
Balance, December 31, 2006                       $    645,000       $  6,650,000       $  9,762,000        $ 17,057,000
                                                 ============       ============       ============        ============

Other  intangible  assets  at  December  31,  2006  and  2005  consisted  of the following:

                                                               2006                                2005
                                  -------------------------------------------------------------------------------------
                                     Range of                        Accumulated                         Accumulated
                                   Life (Years)    Gross Amount      Amortization      Gross Amount      Amortization
                                  -------------------------------------------------------------------------------------
Amortized Intangible Assets:
    Customer relationships            16-20        $  950,000        $    8,000        $     --          $     --
    Covenant not to compete               5           500,000            15,000              --                --
    Engineering drawings                  7           170,000             3,000              --                --
    Other                              5-10           279,000           215,000           279,000           159,000
                                                   ----------        ----------        ----------        ----------
                                                    1,899,000           241,000           279,000           159,000
Unamortized Intangible Assets:
    Trademarks & brand name             n/a         2,150,000              --                --                --
                                                   ----------        ----------        ----------        ----------
Other Intangible Assets                            $4,049,000        $  241,000        $  279,000        $  159,000
                                                   ==========        ==========        ==========        ==========

      Amortization  expense  recognized was $82,000 during 2006,  $43,000 during
2005 and $39,000 during 2004. The change in carrying amount of other  intangible assets on the  accompanying  consolidated  balance  sheets  for the years  ended
December 31, 2006 and 2005 is as follows:

                                                Arlon EM Segment   Arlon CM Segment    Kasco Segment           Total
                                                ----------------   ----------------    -------------      -------------
Balance, December 31, 2004                        $    93,000        $    47,000        $      --          $   140,000
Other intangible asset additions                         --                 --               23,000             23,000
Amortization of other intangible assets               (32,000)            (6,000)            (5,000)           (43,000)
                                                  -----------        -----------        -----------        -----------
Balance, December 31, 2005                             61,000             41,000             18,000            120,000
Amortization of other intangible assets               (31,000)            (7,000)           (44,000)           (82,000)
Impact of Atlanta SharpTech acquisition
    (Note 2)                                             --                 --            3,770,000          3,770,000
                                                  -----------        -----------        -----------        -----------
Balance, December 31, 2006                        $    30,000        $    34,000        $ 3,744,000        $ 3,808,000
                                                  ===========        ===========        ===========        ===========

                                       14

The expected  amortization expense of other intangible assets over the next five years is as follows:

     Year           Amount
     ----        ----------
     2007         $ 210,000
     2008           189,000
     2009           189,000
     2010           189,000
     2011           164,000

IMPAIRMENT OF LONG-LIVED ASSETS:

      The  Corporation  accounts for the  impairment of long-lived  assets under
SFAS 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS . Based
on  management's  annual  evaluation,  there was no impairment  and no financial impact on the results of operations  and financial  position of the  Corporation for the three year period ended December 31, 2006.

REVENUE RECOGNITION:

      The  Corporation  sells  a broad  range  of  products  and  services  to a diversified base of customers around the world. Revenues are recognized when the risks and rewards of ownership have substantively been transferred to customers.
This  condition is normally met when the product has been shipped or the service performed  and title  has been  transferred  to the  customer,  when  persuasive evidence  of an  arrangement  exists,  the  price is fixed or  determinable  and collection is reasonably assured.

      In certain  situations,  namely consignment sales, the Corporation retains title after shipment of the products to the customer. Title does not pass to the customer  and  hence  the sale is not  recorded  by the  Corporation  until  the products have been resold or used by the customer in production.

      The  majority of the  Corporation's  sales are for  standard  products and services  with  customer  acceptance  occurring  upon shipment of the product or performance  of the service.  In  situations  where the customer does not accept delivery of the product for valid and agreed upon reasons,  the  Corporation may authorize the return of the product. Sales in any reporting period are shown net of returns. Service revenues consist of repair and maintenance work performed on equipment used at mass merchants,  supermarkets and restaurants. Rental revenues are derived  from the rental of certain  equipment  to the food  industry  where customers prepay for the rental period - usually 3 month to 6 month periods. For prepaid rental contracts,  sales revenue is recognized on a straight-line  basis over the term of the contract.

SHIPPING AND HANDLING COSTS:

      Shipping  and  handling   costs,   such  as  freight  to  our   customers'
destinations,  are  included  in  selling  and  administrative  expenses  on the accompanying  consolidated statements of operations.  These costs, when included in the sales price charged to our customers,  are recognized in net sales. Total shipping and handling costs included in selling and administrative expenses were approximately  $4.9 million for the year ended  December 31, 2006,  $4.5 million for the  year  ended  December  31,  2005 and $3.5  million  for the year  ended
December 31, 2004.

VENDOR REBATES:

      The Corporation  accounts for vendor volume rebates in accordance with the guidance  of  Emerging  Issues  Task  Force (" EITF ")  02-16,  Accounting  by a
Customer for Certain  Consideration  Received from a Vendor.  V endor rebates or refunds of a specified amount of cash  consideration  that are payable only upon achieving a specified  cumulative  level of  purchases,  are  accounted for as a reduction  of cost of  sales  in the  accompanying  consolidated  statements  of operations.

                                       15

INCOME TAXES:

      The  Corporation  accounts for income  taxes using an asset and  liability approach that requires the  recognition  of deferred tax assets and  liabilities for the expected future tax  consequences of events that have been recognized in the Corporation's  financial statements or tax returns. In estimating future tax consequences,  the  Corporation  generally  considers all expected future events other than enactment of changes in the tax law or changes in tax rates.  Changes in tax laws or rates will be recognized in the future years in which they occur.
Temporary  differences  between  income for  financial  reporting and income tax purposes arise  primarily  from the timing of the deduction of certain  accruals and from the use of accelerated methods of depreciation for income tax reporting purposes  compared to the method of  depreciation  used for financial  reporting purposes.

ACCRUED EXPENSES-INSURANCE:

      The Corporation's US insurance programs for general liability,  automobile liability,  workers  compensation  and  certain  employee  related  health  care benefits are effectively self-insured. Claims in excess of self-insurance levels are fully insured. Accrued expenses-insurance  represents the estimated costs of known and  anticipated  claims under these insurance  programs.  The Corporation provides  reserves on reported  claims and claims  incurred  but not reported at each balance sheet date based upon the estimated amount of the probable claim or the amount of the  deductible,  whichever is lower.  Such estimates are reviewed and evaluated in light of emerging claim experience and existing  circumstances.
Any changes in estimates  from this review  process are  reflected in operations currently.

STOCK OPTIONS:

      Effective  January 1, 2006,  the  Corporation  accounts for stock  options under SFAS 123R.  Prior to this,  the  Corporation  accounted  for stock options using the intrinsic  value method of accounting  in accordance  with  Accounting
Principles  Board Opinion No. 25 ("APB No. 25").  Accordingly,  no  compensation expense was recognized for stock options granted under any of the stock plans as the exercise price of all options  granted was equal to the current market value of our stock on the  grant  date.  The  Corporation  did  adopt  the  disclosure provisions of SFAS 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND
DISCLOSURE ("SFAS 148") effective December 31, 2002.

      In computing  the expense under SFAS 123R and the  disclosures  under SFAS
148,  the  Corporation  used the  Black-Scholes  model  based  on the  following assumptions:

                                        For the Years Ended December 31,
                                  ---------------------------------------------
                                       2006         2005           2004
                                  ---------------------------------------------
Expected Life                       6.6 years     5.7 years     5.0 years
Volatility                             26.9%         27.3%         27.8%
Risk-free interest rate                 4.7%          4.5%          4.5%
Dividend yield                          2.20%         2.47%         2.34%
Turnover                                5.3%          5.5%          5.4%

      Compensation  expense for stock options  computed under the  Black-Scholes model is amortized using the straight-line method over the vesting period.

      Had SFAS No. 123R been implemented in 2004, the  Corporation's  net income and earnings per share would have been  reduced to the amounts  indicated  below for the years ended December 31, 2005 and 2004:

                                                                2005              2004
                                                         ---------------------------------------
Net Income, as reported                                     $ 3,600,000       $ 30,829,000
Deduct: Total stock-based employee compensation
  expense determined under fair value based method
  for all awards, net of related tax effects                    (43,000)           (39,000)
                                                            -----------       ------------
Net Income, pro forma                                       $ 3,557,000       $ 30,790,000
                                                            ===========       ============

Basic Earnings per Share:
  As reported                                               $      0.49       $       4.19
  Pro forma                                                 $      0.48       $       4.18
Diluted Earnings per Share:
  As reported                                               $      0.47       $       4.07
  Pro forma                                                 $      0.47       $       4.07

                                       16

RESTRICTED STOCK AWARD PROGRAM:

      During the second quarter 2003, the Compensation Committee of the Board of
Directors (the "Committee"), approved a restricted stock award program under the
Bairnco  Corporation 2000 Stock Incentive Plan. The program  provides  long-term incentive rewards to key members of the senior management team to further ensure their  retention  as  employees  and the  linkage  of their  performance  to the long-term performance of the Corporation.  Under this new program, the Committee granted  133,000  shares of  restricted  stock to officers  and three key senior management  members in April  2003,  20,000  shares of  restricted  stock to one officer  in August  2005,  16,000  shares  of  restricted  stock to four  senior management  members  in June 2006 and 1,500  shares of  restricted  stock to one officer in January 2007.  Under the terms of the  restricted  stock  agreements, each employee must remain  employed by the  Corporation  for a period of 5 years from  the  date of  grant  in  order  for the  restricted  stock to vest and the restrictions to be lifted.  If employment is terminated prior to vesting for any reason other than death, disability or retirement, all restricted stock shall be forfeited immediately and returned to the Corporation.  In the event of a change in control, shares outstanding under the program would vest immediately.

      The fair market value of the 133,000  shares at the date of award of $5.10 per share has been recorded as  "Unamortized  cost of  restricted  stock awards"
(unearned  compensation)  and is  shown,  net  of  amortization,  as a  separate component of stockholders'  investment in the accompanying  Consolidated Balance
Sheets.  The fair  market  value of the  20,000  shares  at the date of award of
$10.85 per share and the fair market  value of the 16,000  shares at the date of
award  of  $11.86  per  share  are  similarly   reflected  in  the  accompanying
consolidated financial statements.  The unearned compensation is being amortized over the vesting  period of the shares.  In accordance  with APB Opinion 25, the
Corporation  will recognize a compensation  charge over the vesting period equal to the fair  market  value  of these  shares  on the  date of the  award.  Total compensation  expense  in  2006  related  to the  restricted  stock  awards  was
$198,000.

TRANSLATION OF FOREIGN CURRENCIES:

      For foreign  subsidiaries,  the local currency is the functional currency.
Assets and  liabilities of foreign  subsidiaries  are translated at the rates of exchange  in effect at the  balance  sheet date while  income and  expenses  are translated  at the average  monthly rates of exchange in effect during the year.
Translation  gains and losses  are  included  as a  component  of  stockholders'
investment.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

      The carrying  values of cash and cash  equivalents,  accounts  receivable, accounts  payable and  accrued  liabilities,  approximate  fair value due to the short-term maturities of these assets and liabilities.

      The carrying  amount of the  Corporation's  short-term  and long-term debt approximates  fair  value,  since the debt is at  floating  rates and  therefore approximates  rates  currently  offered to the  Corporation for debt of the same remaining maturities.

      The  carrying  amount of the  zero-interest  note  payable  related to the
MOX-Tape? acquisition (refer to Note 2 to Consolidated Financial Statements) has been  recorded  at a discount  and  approximates  fair  value,  based on average borrowing rates for the Corporation at the time of acquisition.

RECLASSIFICATIONS:

      Certain  reclassifications  were made to prior year  balances  in order to conform to the current year presentation.  These reclassifications had no effect on previously reported results of operations or stockholders' investment.

 (2)  ACQUISITIONS

      On January 10, 2001,  Bairnco purchased  selected net assets ("Viscor") of
Viscor,  Inc.  The  terms of  Viscor's  asset  purchase  agreement  provide  for additional consideration to be paid by Bairnco if Viscor's results of operations

                                       17

exceed  certain   targeted  levels.   Such  additional   consideration  is  paid
semi-annually in cash and is recorded when earned, by the achievement of certain targeted levels for the preceding six month period, as additional goodwill.  The maximum amount of contingent consideration is approximately $4.5 million payable over the 5-year period ended December 31, 2005. The Corporation  recorded $6,000 and $67,000,  respectively,  in Cost in Excess as additional  purchase price for
the  years  ended  December  31,  2005  and  2004.  The  cumulative   additional
consideration  recorded as  goodwill  was  approximately  $1.0  million  through
December 31, 2005.

      On May 23,  2003,  Bairnco  purchased  the  MOX-Tape  brand  of  products, including inventory and related equipment,  from Flexfab Horizons International,
Inc.,   ("Flexfab")  of  Hastings,   Michigan.   MOX-Tape  products  consist  of
un-reinforced and reinforced  silicone,  self-fusing tapes used in a broad range
of  applications  and  markets,   including  high  temperature   electrical  and
mechanical insulation for the military, aerospace, automotive, utility and power generation markets. The business has been moved to Arlon's Bear, Delaware plant.
The  acquisition  has been accounted for under the purchase method of accounting and was financed through available borrowings under Bairnco's line of credit and a $400,000,  non-interest  bearing note payable to Flexfab,  payable in $100,000 installments  over four years.  The note was  recorded  at a discount,  based on average  borrowing  rates for the  Corporation at the time of  acquisition.  The purchase  price was  allocated to the assets  acquired  based on the fair market value of the assets at the date of acquisition.  The purchase price exceeded the fair value of net assets acquired by approximately $0.5 million.

      Effective  October  1, 2006  Bairnco  acquired  through  its  wholly-owned subsidiary Kasco Corporation, from Southern Saw Holdings, Inc. ("Southern Saw"), a Georgia corporation, certain assets and assumed certain liabilities, including trade accounts receivable,  inventory,  fixed assets, trade accounts payable and specific  accrued  expenses  of Southern  Saw and its  affiliate,  Southern  Saw
Service, L.P., a Georgia limited partnership (collectively "Atlanta SharpTech"), for approximately $13.9 million. Atlanta SharpTech's revenues were approximately
$18.5 million for the fiscal year ended June 2006. The  acquisition was financed with borrowings available under Bairnco's Amended Credit Facility.

      Atlanta SharpTech is a leading  manufacturer of meat bandsaw blades,  meat grinder plates and knives,  and other specialty cutting blades for wood, bakery, medical, paper products,  and handsaws.  Atlanta SharpTech is also a provider of repair and maintenance  services for equipment in meat room, seafood, and bakery departments in retail grocery chains across the US.
 Atlanta SharpTech distributes cutting products,  butcher supplies, and provides repair  services to retail grocery  stores,  US military  bases,  butcher shops, slaughterhouses,  and packing  houses in the US through  its route  distribution organization. Atlanta SharpTech also distributes blade products and meat grinder plate & knife  products  domestically  and globally via a  distributor  salesman
organization.   The  headquarters  and  manufacturing   operations  for  Atlanta
SharpTech are located in Atlanta, Georgia, USA.

The following table summarizes the preliminary  allocation of the purchase price on October 1, 2006:

                                                        October 1, 2006
                                                        ---------------
Current assets:
  Accounts receivable                                     $ 2,488,000
  Inventories                                               2,302,000
  Other current assets                                        218,000
  Assets held for sale                                        525,000
                                                          -----------
                                                            5,533,000
Plant and Equipment                                         4,700,000
Costs in Excess of Net assets of Purchased Businesses       2,520,000
Intangibles                                                 3,770,000
                                                          -----------
          Assets Acquired                                 $16,523,000
                                                          -----------
Current Liabilities:
  Accounts payable                                        $   956,000
  Accrued expenses                                          1,644,000
                                                          -----------
         Liabilities Assumed                              $ 2,600,000
                                                          -----------
         Total Purchase Price                             $13,923,000
                                                          ===========

      The excess of the purchase  price over the fair values of assets  acquired and liabilities assumed of Atlanta Sharptech,  including applicable  transaction costs, was allocated to goodwill. All of the goodwill is deductible as operating

                                       18

expenses  for tax  purposes.  The  amount  allocated  to  intangible  assets was attributed to the following categories based on an independent valuation:

                                                        October 1, 2006
                                                        ---------------
Trade names                                                $2,150,000
Customer relationships                                        950,000
Non-compete agreements                                        500,000
Engineering drawings                                          170,000
                                                           ----------
                                                           $3,770,000
                                                           ==========

      The following table summarizes  unaudited pro forma financial  information assuming the Atlanta  Sharptech  acquisition had occurred on January 1, 2006 and
2005. The unaudited pro forma  financial  information  uses Atlanta  Sharptech's data for the months  corresponding  to  Bairnco's  December  31,  year end.  The unaudited pro forma financial  information  does not necessarily  represent what would have occurred if the  transaction  had taken place on the dates  presented and should not be taken as representative of our future consolidated  results of operations or financial position.  The plans for integration are in progress and thus not all costs  related  to the  integration,  nor the  operating  synergies expected  from  the  integration,  are  reflected  in the  unaudited  pro  forma financial information.

                                                     2006           2005
                                               -------------   -------------
Net Sales                                      $ 193,330,000   $ 183,659,000
Net Income                                         5,605,000       3,903,000

Basic earnings per share of common stock       $        0.78   $        0.54
Diluted earnings per share of common stock              0.76            0.53

(3)   EARNINGS PER SHARE

The Corporation computes earnings per share ("EPS") under SFAS 128, EARNINGS PER
SHARE. The following disclosures comply with the requirements of SFAS 128.

                                                  2006             2005              2004
                                              -----------------------------------------------
Basic Earnings per Common Share:

Net Income                                    $ 4,962,000       $ 3,600,000       $30,829,000
Average common shares outstanding               7,147,000         7,350,000         7,362,000
                                              -----------       -----------       -----------
       Basic Earnings Per Common Share        $      0.69       $      0.49       $      4.19
                                              ===========       ===========       ===========

Diluted Earnings per Common Share:

Net Income                                    $ 4,962,000       $ 3,600,000       $30,829,000

Average common shares outstanding               7,147,000         7,350,000         7,362,000
Dilutive effect of restricted stock               101,000            82,000            64,000
Common shares issuable in respect to
  options  issued to employees with a dilutive
  effect                                          139,000           181,000           143,000
                                              -----------       -----------       -----------
   Total diluted common shares outstanding      7,387,000         7,613,000         7,569,000
                                              -----------       -----------       -----------

      Diluted Earnings Per Common Share       $      0.67       $      0.47       $      4.07
                                              ===========       ===========       ===========

                                              19

Basic  earnings  per common  share were  computed by dividing  net income by the weighted-average  number of shares of common stock outstanding  during the year.
Diluted  earnings  per common  share  include the effect of all  dilutive  stock options and restricted stock shares.

(4)   INCOME TAXES

The  components of income  before  income taxes and the provision  (benefit) for domestic and foreign income taxes are as follows:

                                                 2006            2005            2004
                                             -------------------------------------------
Income before Income Taxes:
      Domestic  (excluding  income  from
        spun off subsidiary)                 $ 4,470,000     $ 4,572,000     $ 5,616,000
      Foreign                                    884,000         965,000       1,875,000
                                             -----------     -----------     -----------
        Total Income before Income Taxes     $ 5,354,000     $ 5,537,000     $ 7,491,000
                                             ===========     ===========     ===========

Provision (Benefit) for Income Taxes:
      Domestic:
             Currently payable               $ 3,237,000     $ 1,191,000     $ 1,168,000
             Deferred                         (3,355,000)        318,000         776,000
      Foreign:
             Currently payable                   462,000         480,000         408,000
             Deferred                             48,000         (52,000)         20,000
                                             -----------     -----------     -----------
        Total Provision for Income Taxes     $   392,000     $ 1,937,000     $ 2,372,000
                                             ===========     ===========     ===========

      Bairnco's net current and  non-current  deferred tax assets  (liabilities)
include the following at December 31:

                                                  2006            2005
                                              ----------------------------
Current Deferred Tax Items:
      Accrued expenses                        $   927,000      $ 1,026,000
      Inventories                               1,961,000        1,422,000
      Receivables                                 278,000          377,000
      Foreign tax credits                         334,000          480,000
                                              -----------      -----------
       Net Current Deferred Tax Asset           3,500,000        3,305,000
                                              -----------      -----------

Non-Current Deferred Tax Items:
      Fixed assets                             (4,033,000)      (6,762,000)
      Pensions                                   (837,000)      (3,609,000)
      Intangible assets                          (172,000)         (62,000)
      Foreign tax credits                       1,287,000        1,197,000
      Other                                      (504,000)        (552,000)
                                              -----------      -----------
   Net Non-Current Deferred Tax Liability      (4,259,000)      (9,788,000)
                                              -----------      -----------

         Net Deferred Tax Liability           $  (759,000)     $(6,483,000)
                                              ===========      ===========

                                       20

      Management expects that future operations will generate sufficient taxable income to  realize  the  existing  deferred  tax  assets  and as a  result,  the
Corporation has not recorded any valuation allowances against these deferred tax assets.

      In 2006,  2005 and 2004 the  Corporation's  effective tax rates were 7.3%,
35.0% and 31.7%, respectively, of income before income taxes. An analysis of the differences  between these rates and the US federal statutory income tax rate is as follows:

                                                          2006                 2005                 2004
                                                      -----------------------------------------------------
Computed income taxes at statutory rate               $ 1,820,000          $ 1,883,000          $ 2,547,000
State and local taxes, net of federal tax benefit         223,000              214,000               52,000
Dividend income                                           334,000              141,000              636,000
Foreign income taxed at different rates                   209,000              100,000             (210,000)
Tax credits                                              (457,000)            (167,000)            (636,000)
Benefit of Extraterritorial Income Exclusion             (311,000)            (315,000)            (416,000)
Benefit of Production Activities Deduction               (137,000)            (109,000)                --
Meals and entertainment                                    43,000               43,000               58,000
Change in Accounting Method                            (1,554,000)                --                   --
Other, net                                                222,000              147,000              341,000
                                                      -----------          -----------          -----------
      Provision for Income Taxes                      $   392,000          $ 1,937,000          $ 2,372,000
                                                      ===========          ===========          ===========

      On October 22, 2004,  the American  Jobs  Creation Act of 2004 (the "Act")
was signed into law. The Act created a temporary incentive for US multinationals to repatriate  accumulated income earned outside the US at an effective tax rate of 5.25%. To take advantage of the temporary incentive,  in 2005 the Corporation repatriated  $1,826,000 of foreign earnings under the Act. The additional US tax liability as a result of repatriating earnings under the Act was $141,000.

      The  rate  reconciling  item of  $167,000  in 2005 for tax  credits  is an estimate  of the amount of foreign tax credits  that were  repatriated  with the earnings  under the Act.  The  Corporation  cannot use the  foreign  tax credits repatriated  under the Act or net  operating  loss carry  forwards to reduce the taxable earnings  repatriated under the Act. The Corporation  expects to use the foreign tax credits  repatriated  under the Act in future years to offset future
US tax. The foreign tax credits that may be utilized to reduce the Corporation's
US tax  liability  is limited to the  amount of total US tax  multiplied  by the proportion of foreign source income to total  worldwide  income in future years.
The Corporation's  foreign tax credits will begin to expire in 2011 and continue through 2015.

      In  addition  to the  foreign  earnings  repatriated  under  the Act,  the
Corporation also repatriated  $732,600 of previously taxed earnings during 2005.
In  January  2006,  the  Corporation   repatriated  an  additional  $977,000  of
previously taxed earnings. The previously taxed earnings repatriated in 2005 and in January 2006 are not subject to tax in the US. With the  repatriation  of the previously  taxed  earnings in January 2006, the  Corporation  has exhausted its pool of previously  taxed  earnings that were available to bring back to the US.
The repatriation of earnings under the Act is not allowed beyond 2005.

      Provision  has not been made for US  income  taxes on  approximately  $5.3 million of undistributed earnings of international subsidiaries.  These earnings could become  subject to additional tax if they were remitted as dividends or if the Corporation should sell its stock in the subsidiaries. It is not practicable to estimate  the amount of  additional  tax that might be payable on the foreign earnings;  however,  the Corporation  believes that US foreign tax credits would largely eliminate any US income tax incurred.

      Effective January 1, 2002, the Internal Revenue Service ("IRS") eliminated all tax benefits associated with Foreign Sales Corporations, and the Bairnco FSC dissolved  accordingly.  As a  replacement  tax benefit for  exporters,  the IRS enacted  the  Extraterritorial  Income  Exclusion,  a statutory  exclusion  from taxable  income.  The income  exclusion is  calculated  based on a percentage of foreign  trade  income  and use of a non-US  entity is not  required  to get the benefit of the exclusion. Effective January 1, 2005, the Extraterritorial Income
Exclusion  began a phase-out  which will be completed in 2007. For  transactions during  2005 and 2006,  the  income  exclusion  is 80% and 60% of the  exclusion otherwise allowed, respectively. The Corporation expects to receive a benefit of
$311,000 under the Extraterritorial Income Exclusion in 2007.

                                       21

      In November 2005,  Bairnco filed a notification  with the Internal Revenue
Service that it planned to increase its basis for income tax accounting purposes in certain real property and related  improvements  acquired as part of an asset purchase in 1989. The Corporation  and its advisors  concluded that a reasonable passage of time from the filing of the  notification  occurred  during the third quarter of 2006 for the IRS to question this position. The Corporation filed its
2005  federal  income tax  return in the third  quarter  of 2006  utilizing  the increased income tax basis.  This tax return  treatment for financial  statement purposes  resulted  in an increase in  deferred  tax assets of $0.7  million,  a reduction in income tax payable of $0.9  million and a related  reduction in the provision  for income taxes of  $1,554,000  (the  "Property Tax Benefit") in the third quarter of 2006.

      In June 2006,  the FASB issued FIN 48 which  clarifies the  accounting for
uncertainty  in  income  taxes  in  an  enterprise's   financial  statements  in
accordance  with  SFAS  109.  FIN  48  provides  a  recognition   threshold  and
measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation
also  provides  guidance  on   de-recognition,   classification,   interest  and
penalties,  accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006,  although  earlier
application  of  the  provisions  of  the  interpretation  is  encouraged.   The
Corporation  has  completed  its initial  assessment of the impact of FIN 48 and does not believe its adoption in the first  quarter of 2007 will have a material impact on the Corporation's consolidated financial statements.

      The  Corporation's  consolidated  federal  income  tax  returns  have been audited by the IRS through the year ended  December 31, 2002, and no other years are currently  under audit.  The federal income tax returns for the years ending
December 31, 2003,  2004, 2005 and 2006 are Bairnco's only remaining  unexamined federal income tax returns filed in an open year.

(5)   ACCRUED EXPENSES

Accrued  expenses  consisted of the  following as of December 31, 2006 and 2005, respectively:

                                        2006              2005
                                    -----------       -----------

Salaries and wages                  $ 2,883,000       $ 2,354,000
Income taxes                               --              54,000
Insurance                             1,837,000         2,300,000
Other accrued expenses                7,433,000         4,698,000
                                    -----------       -----------
         Total accrued expenses     $12,153,000       $ 9,406,000
                                    ===========       ===========

(6)   DEBT AND LEASE COMMITMENTS

Long-term  debt  consisted  of the  following  as of December 31, 2006 and 2005, respectively:

                                                    2006            2005
                                               ----------------------------

Term loan                                       $14,907,000     $      --
Revolving credit notes                              214,000       4,387,000
Non-interest bearing note payable (Note 2)          100,000         199,000
China foreign loan facility                       4,488,000       2,617,000
                                                -----------     -----------

Less: Current maturities                          1,219,000         134,000
                                                -----------     -----------
              Total                             $18,490,000     $ 7,069,000
                                                ===========     ===========

      As of September 30, 2006,  the  Corporation  had a three year, $25 million unsecured revolving Credit Facility ("Credit Facility"). The Credit Facility had
a maturity date of April 30, 2008. On October 10, 2006, the Corporation  entered

                                       22

into an  agreement  with Bank of America,  N.A.  and Wachovia  Bank,  N.A.  that amended and  increased the Credit  Facility to a maximum loan  commitment of $33
million.   This  amended  credit  facility   ("Amended  Credit   Facility")  was
collateralized  by  substantially  all of the domestic assets of the Corporation and had a maturity date of November 10, 2006. The additional  availability under the Amended Credit  Facility was used to finance  Bairnco's  purchase of Atlanta
SharpTech for approximately $13.9 million.

      On November 9, 2006, the Corporation entered into a five year, $42,000,000
Senior Secured Credit Facility ("Secured Credit Facility") with Bank of America,
N.A. that refinanced and replaced the Amended Credit  Facility.  The $42,000,000 facility is apportioned as follows: a five-year  $15,000,000 term loan and up to a $27,000,000  revolving credit facility,  including a $13,000,000 sub-limit for letters of credit and a $3,000,000  sub-limit for foreign  currency  loans.  The
Secured Credit Facility is secured by a first lien on  substantially  all of the domestic assets of the Corporation,  the capital stock of domestic subsidiaries, and 65% of the  capital  stock  of  foreign  subsidiaries.  The  Secured  Credit
Facility matures on November 8, 2011.

      At December 31, 2006,  $14,907,000  was outstanding on the term loan under the Secured  Credit  Facility.  This loan has  scheduled  principal  payments of
$1,119,000  in 2007,  2008,  2009 and 2010,  and  $1,026,000  in 2011,  with the balance due at maturity.  Interest  rates vary on the term loan and are set from time to time in relationship to one of several  reference  rates, as selected by the Corporation.  Interest rates on the term loan at December 31, 2006, averaged
7.16%.

      At December 31, 2006, $214,000 of revolving credit notes under the Secured
Credit Facility was outstanding and included in long-term debt, of which all was foreign borrowings  denominated in Canadian Dollars.  Interest rates vary on the revolving  credit notes and are set at the time of borrowing in  relationship to one of several reference rates as selected by the Corporation. Interest rates on revolving credit notes outstanding at December 31, 2006 averaged 6.01%.

      Approximately  $7.7 million of irrevocable  standby letters of credit were outstanding  under the Secured Credit  Facility,  which are not reflected in the accompanying consolidated financial statements, and also which reduce the unused borrowing  availability  under the Secured Credit Facility.  $2.5 million of the letters  of credit  guarantee  various  insurance  activities  and $5.2  million represent  letters  of credit  securing  borrowing  for the China  foreign  loan facility.  These letters of credit  mature at various  dates and have  automatic renewal provisions subject to prior notice of cancellation.

      A  commitment  fee is paid  on the  unused  portion  of the  total  credit facility.  The amount the  Company  can borrow at any given time is based upon a formula that takes into  account,  among other  things,  eligible  inventory and accounts receivable, which can result in borrowing availability of less than the full amount of the Secured Credit Facility. As of December 31, 2006, the Company
had  approximately  $6.9  million  of unused  borrowing  availability  under the
Secured Credit Facility.

      The China  foreign  loan  facility  reflects  borrowing  by the  Company's
Chinese facilities through Bank of America, Shanghai, China, which is secured by four US dollar  denominated  letters  of credit  totaling  $5.2  million.  As of
December 31, 2006, of the  $4,488,000  owed,  $838,000 is denominated in Chinese
Renminbi and $3,650,000 is denominated in US Dollars.  Interest rates on amounts borrowed  under the China  foreign loan  facility  averaged 6.3% at December 31,
2006.

The annual maturity requirements for long-term debt due after December 31, 2007, are summarized as follows:

Year Ended December 31,
          2008                           $ 1,119,000
          2009                             1,119,000
          2010                             1,119,000
          2011                            15,133,000
                                         -----------
               Total long-term debt      $18,490,000
                                         ===========

      The Corporation has other  short-term debt  outstanding  which consists of lines of  credit  with  domestic  and  foreign  financial  institutions  to meet short-term working capital needs.  Outstanding  domestic  short-term  borrowings under the Secured Credit Facility totaled  $5,333,000 at December 31, 2006 at an average  rate  of  6.96%.  Outstanding  foreign  short-term  borrowings  totaled
$786,000  at  December  31,  2006.  Of the  $786,000  outstanding,  $679,000  is denominated in Euros with an average rate of 5.5% and $107,000 is denominated in
Canadian Dollars at an average rate of 6.0%.

                                       23

      The Secured Credit Facility  contains a financial  covenant which requires the  Corporation to meet a minimum fixed charge  coverage ratio. At December 31,
2006,  the  Corporation  was in compliance  with all covenants  contained in the
Credit Agreement.

LEASES:

      The  Corporation  leases  certain  property and  equipment  under  various operating lease  arrangements that expire over the next 8 years.  Future minimum lease payments under scheduled  operating  leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

Year Ended December 31,
        2007                            $  3,173,000
        2008                               2,458,000
        2009                               2,212,000
        2010                               1,485,000
        2011                               1,330,000
        2012 and thereafter                1,727,000
                                        -------------
      Total minimum payments             $12,385,000
                                        =============

      Rent  expense for all  operating  leases  amounted to  approximately  $3.3 million,  $3.1 million,  and $3.2 million for the years ended December 31, 2006,
2005, and 2004 respectively.

(7) STOCK OPTIONS

      The  Corporation  has a stock incentive plan which was established in 1990
("1990 Plan") and expired in 2000. The expiration of the 1990 Plan had no effect on any stock options then  outstanding.  On April 21, 2000, the  shareholders of the  Corporation  approved the Bairnco 2000 Stock  Incentive Plan ("2000 Plan").
The 2000 Plan  permits  the grant of options to purchase  not more than  750,000 shares of common stock.  The 2000 Plan  provides for the grant of  non-qualified options and options  qualifying  as incentive  stock  options under the Internal
Revenue Code to officers and other key executive and management  employees,  and to each outside Director of the Corporation at an option price equal to the fair market  value on the date of  grant.  Non-qualified  stock  options  may also be granted at book value.  The term of each option may not exceed 10 years from the date the option  becomes  exercisable  (or,  in the case of an  incentive  stock option, 10 years from the date of grant).

      A senior executive of the Corporation  presently holds performance  based, non-qualified  stock options  granted under the 1990 Plan to purchase a total of
83,334  shares of common stock at an option price equal to the fair market value on the date of grant. These options became fully exercisable on May 31, 2000 and remain exercisable for ten years from the date they first became exercisable.

      Changes in the stock options granted under the 1990 Plan during 2006, 2005 and 2004 were as follows:

                                  2006                   2005                    2004
                        ------------------------------------------------------------------------
                                     Weighted                Weighted                Weighted
                                     Average                 Average                 Average
                                     Exercise                Exercise                Exercise
                        Options      Price       Options     Price       Options     Price
                        ------------------------------------------------------------------------
Outstanding at
   beginning of year    245,169     $   6.26     271,244    $   6.25     324,160    $   6.27
Exercised               (87,958)        5.89     (19,000)       5.85     (39,058)       6.19
Canceled                 (1,250)        6.65      (7,075)       7.10     (13,858)       6.91
                        -------     --------     -------    --------     -------    --------
Outstanding at
   end of year          155,961     $   6.46     245,169    $   6.26     271,244    $   6.25
                        =======     ========     =======    ========     =======    ========
Exercisable at
   end of year          155,961     $   6.46     245,169    $   6.26     271,244    $   6.25
                        =======     ========     =======    ========     =======    ========

                                       24

      No shares were available for grants under the 1990 Plan as of December 31,
2006, 2005 and 2004. The weighted average  remaining life of the 155,961 options outstanding  at December  31,  2006 was 3.5 years.  The  intrinsic  value of the
87,958 options exercised in 2006 was $268,000.

Changes in the stock options  granted under the 2000 Plan during 2006,  2005 and
2004 were as follows:

                                  2006                   2005                    2004
                        ------------------------------------------------------------------------
                                     Weighted                Weighted                Weighted
                                     Average                 Average                 Average
                                     Exercise                Exercise                Exercise
                        Options      Price       Options     Price       Options     Price
                        ------------------------------------------------------------------------
Outstanding at
   beginning  of
   year                 175,675     $   6.57     170,025    $   5.92     162,400    $   5.57
Granted                  31,600        11.68      27,450       10.78      20,250        8.79
Exercised                (8,325)        6.32     (10,625)       5.81     (11,150)       6.10
Canceled                 (6,225)        9.55     (11,175)       7.74      (1,475)       5.53
                        -------     --------     -------    --------     -------    --------
Outstanding at
   end of year          192,725     $   7.32     175,675    $   6.57     170,025    $   5.92
                        =======     ========     =======    ========     =======    ========
Exercisable at
   end of year          118,638     $   5.99      98,465    $   5.79      68,607    $   5.94
                        =======     ========     =======    ========     =======    ========

      At December 31, 2006, 2005 and 2004, 527,175,  552,550 and 568,825 shares, respectively, were available for option grants under the 2000 Plan.
 The  weighted-average  remaining  life of the 192,725  options  outstanding  at
December 31, 2006 was 9.2 years. The  weighted-average  grant-date fair value of the 31,600 options granted during 2006 was $2.23 per option. The intrinsic value of the 8,325 options exercised in 2006 was $35,000.

      As of December 31, 2006,  outstanding options have the following ranges of exercise prices and weighted average remaining lives:

                                             Ranges of Exercise Prices
                                  -----------------------------------------------
                                  $3.38 to $5.70  $5.71 to $8.40  $8.41 to $11.92     All Ranges
                                  --------------  --------------  ---------------     ----------

Outstanding stock options:
Number of options                     105,452         165,784          77,450            348,686
Weighted average exercise price         $5.09           $6.31          $10.80              $6.94
Weighted average remaining life     8.2 years       4.1 years       9.9 years          6.6 years
Exercisable stock options:
Number of options                      85,614         164,709          24,276            274,599
Weighted average exercise price         $5.10           $6.31          $10.01              $6.26
Weighted average remaining life     7.7 years       4.1 years       6.2 years          5.4 years

$32,500 of stock option expense,  net of $17,500 of tax, was charged against net income in 2006.  There were no charges to income in connection with stock option grants or exercises during 2005 and 2004.

                                       25

(8) PENSION PLANS

      The Corporation has several pension plans which cover substantially all of its  employees.  The  benefits  paid under  these plans  generally  are based on
employees'  years  of  service  and  compensation   during  the  last  years  of
employment.  Annual  contributions  made  to  the US  plans  are  determined  in compliance  with the minimum  funding  requirements  of the Employee  Retirement
Income  Security Act of 1974 ("ERISA")  using a different  actuarial cost method and actuarial  assumptions  than are used for  determining  pension  expense for financial reporting  purposes.  Plan assets consist primarily of publicly traded equity and debt securities.  The Corporation  maintains an unfunded supplemental plan in the United States of America to provide retirement benefits in excess of levels provided under the Corporation's other plans.

      The Corporation's Canadian subsidiary provides retirement benefits for its employees  through a defined  contribution  plan.  The plan was converted from a defined  benefit plan in 1993 and, upon  conversion a surplus was generated that is  maintained  in a separate  holding  account to fund the employer  portion of contributions. As of December 31, 2006 and 2005, the plan had approximately $2.3 million and $2.1 million,  respectively,  in the holding  account.  The employer
portion  of   contributions   for  2006  and  2005  was  $56,000  and   $57,000,
respectively.   The  Corporation's   European  subsidiaries  provide  retirement
benefits for employees  consistent with local  practices.  The foreign plans are not significant in the aggregate and therefore are not included in the following disclosures.

      The  Corporation's  measurement  date of its US pension  plans is November
30th. The projected benefit obligation,  accumulated benefit obligation and fair value of plan assets for pension plans with plan assets in excess of accumulated benefit obligations were $40,757,000, $40,757,000 and $43,641,000, respectively,
at  November  30,  2006,   and   $44,313,000,   $41,382,000   and   $41,792,000,
respectively,   at  November  30,  2005.  The  projected   benefit   obligation,
accumulated  benefit  obligation  and fair value of plan  assets for the pension plan  with  accumulated  benefit  obligations  in  excess  of plan  assets  were
$2,413,000,  $2,413,000 and $1,728,000,  respectively, at November 30, 2006, and
$660,000, $660,000 and $0, respectively, at November 30, 2005.

The following table describes the funded status of US pension plans:

                                                   2006            2005
                                              -----------------------------
Change in  Benefit Obligation:

    Benefit obligation at November 30, 2005
      and  2004, respectively                 $ 44,973,000    $ 41,304,000
    Service cost                                   385,000       1,062,000
    Interest cost                                2,446,000       2,483,000
    Amendments                                      74,000            --
    Actuarial (gain) loss                       (1,883,000)      2,522,000
    Benefits paid                               (2,825,000)     (2,398,000)
                                              ------------    ------------
    Benefit obligation at November 30, 2006
      and 2005, respectively                    43,170,000      44,973,000
                                              ------------    ------------

Change in Plan Assets:
    Fair value of plan assets at November
      30, 2005 and 2004, respectively           41,792,000      38,973,000
    Actual return on plan assets                 6,375,000       1,345,000
    Employer contributions                           6,000       3,850,000
    Benefits paid                               (2,804,000)     (2,376,000)
                                              ------------    ------------
    Fair value of plan assets at November
      30, 2006 and 2005, respectively           45,369,000      41,792,000
                                              ------------    ------------

Funded status                                    2,199,000      (3,181,000)
Unrecognized prior service cost                     84,000         185,000
Unrecognized net actuarial loss                  8,336,000      13,695,000
                                              ------------    ------------
Prepaid pension costs at November 30, 2006
  and 2005, respectively                        10,619,000      10,699,000
December accruals                                   (1,000)        (88,000)
December contributions                               2,000           2,000
Accumulated other comprehensive income          (8,420,000)           --
                                              ------------    ------------
    Prepaid pension costs at year end         $  2,200,000    $ 10,613,000
                                              ============    ============

                                       26

The prepaid  pension costs noted above as of December 31, 2005,  are included in
Other Assets in the accompanying Consolidated Balance Sheet.

The prepaid  pension costs noted above as of December 31, 2006,  are included in several different accounts as noted below:

Non-current assets - Other Assets              $ 2,885,000
Current liabilities - Accrued expenses            (49,000)
Non-current liabilities - Other Liabilities      (636,000)
                                               -----------
                                               $ 2,200,000
                                               ===========

Amounts recognized in the consolidated balance sheets of the Corporation consist of the following as of December 31, 2005:

                                                2005
                                           -------------
Prepaid benefit cost                       $ 11,245,000
Accrued benefit liability - long-term          (660,000)
Accumulated other comprehensive income          114,000
                                           ------------
    Net amount recognized at November 30     10,699,000
December accruals                               (88,000)
December contributions                            2,000
                                           ------------
    Net amount recognized at December 31   $ 10,613,000
                                           ============

The following  assumptions  were used for purposes of computing the net periodic pension cost and determining the benefit  obligation of all US salaried employee plans:

                     Used for Net Periodic Pension Cost
                       in Fiscal Year January through    Used for Benefit Obligations as of
     Assumption                    December of                      November 30
     ----------      ----------------------------------  ----------------------------------
                            2006             2005              2006             2005
                            ----             ----              ----             ----
Discount rate              5.78%             6.1%              5.70%            5.78%

Salary increase             3.5%             3.5%        (Not applicable)       3.5%

Long-term rate of return    8.5%             8.5%        (Not applicable) (Not applicable)

                                       27

The following  assumptions  were used for purposes of computing the net periodic pension cost and  determining  the benefit  obligation of all US hourly employee plans:

                     Used for Net Periodic Pension Cost
                       in Fiscal Year January through    Used for Benefit Obligations as of
     Assumption                    December of                      November 30
     ----------      ----------------------------------  ----------------------------------
                            2006             2005               2006             2005
                            ----             ----               ----             ----
Discount rate              5.78%             6.1%              5.70%            5.78%
Salary increase       (Not applicable) (Not applicable)  (Not applicable) (Not applicable)
Long-term rate of return    8.5%             8.5%        (Not applicable) (Not applicable)

Net periodic  pension cost for the US plans included the following for the years ended December 31:

                                                             2006           2005           2004
                                                         ------------------------------------------

Service  cost-benefits  earned  during  the year         $   323,000    $ 1,065,000    $ 1,020,000
Interest cost on projected benefit obligation              2,441,000      2,491,000      2,389,000
Expected return on plan assets                            (3,492,000)    (3,250,000)    (3,056,000)
Amortization  of net  obligation at date of transition          --             --           32,000
Amortization of prior service cost                            15,000         56,000         49,000
Amortization of accumulated losses                           659,000        595,000        666,000
Curtailment loss                                              70,000         93,000           --
                                                         -----------    -----------    -----------
         Net periodic pension cost                       $    16,000    $ 1,050,000    $ 1,100,000
                                                         ===========    ===========    ===========

The major  categories  of plan assets as of  November  30, 2006 and 2005 were as follows:

                                      2006                             2005
                        ------------------------------------------------------------------
    Major Categories        Fair Value     % of Total Fair    Fair Value    % of Total
                          of Plan Assets    Value of Plan      of Plan     Fair Value of
                                                Assets          Assets      Plan Assets
    ----------------      --------------   ---------------    ----------   -------------
Equity funds               $ 33,598,000         74.0%       $ 26,935,000       64.5%
Fixed income funds           11,337,000         25.0%         10,658,000       25.5%
Cash and cash equivalents       434,000          1.0%          4,199,000       10.0%
                           ------------                     ------------
         Total             $ 45,369,000                     $ 41,792,000
                           ============                     ============

      Effective March 31, 2006, Bairnco froze the Bairnco Corporation Retirement
Plan (the "Plan") and  initiated  employer  contributions  to its 401(k) plan. A base contribution of 1% of pay will be made to each participant's  account, plus the  Corporation  will match 50% of up to 4% of pay contributed by the employee.
Employer  contributions  to the  401(k)  plan  in  2006  were  $542,000  and are estimated at approximately $800,000 for 2007.

      As a result of the Plan freeze, all unamortized prior service costs in the
Plan as of March 31, 2006 was recognized as a curtailment loss.

      Assuming  no  adverse  changes  in  2007 to the  discount  rate  used  for measuring  the  benefit  obligation  and  assuming  the rate of return on assets equals or exceeds the discount  rate,  then the  Corporation  does not expect to contribute to the US plans in 2007.`

                                       28

Expected  benefit  payments  for each of the next  five  years and for years six through ten are as follows:

     Fiscal Year                 Amount
     -----------               -----------
        2007                   $ 2,533,000
        2008                     2,551,000
        2009                     2,604,000
        2010                     2,650,000
        2011                     2,717,000
  2012 through 2016             15,116,000

INVESTMENT POLICY:
      All  investments  will  be  made  solely  in  the  interest  of  the  plan participants  and their  beneficiaries  in order to provide  prudent growth over time consistent with preservation of principal while providing liquidity so that benefits may be paid. Plan investments will be done through investment managers, as appointed by the Investment  Committee,  and be diversified so as to minimize the risk of large losses.  All actions by investment  managers  shall be made in accordance with the fiduciary  standards  established by ERISA, as amended,  and other applicable laws and regulations.

      The general  classes of investment  funds include  equities,  fixed income
(bond funds) and cash equivalents.  Equity investments include common, preferred and convertible stock,  including both domestic and foreign issues.  Plan assets may be  invested  100% in  equity  funds  although  the  range  of  equity  fund investments is typically in the 55% to 75% of total market value of plan assets.
Fixed income funds include US Government obligations, marketable non-convertible preferred stock and corporate bonds, insurance contracts, zero coupon securities and  certificates  of  deposit.  Cash  equivalents  include  investments  with a maturity  of less  than one year and shall  include  US  Government  securities, repurchase agreements,  bank certificates of deposit, prime commercial paper and short term investments.

      Investments or activities  strictly prohibited include short sales, margin purchases,  or any form of stock borrowing,  privately placed or  non-marketable securities,  restricted securities, domestic common stocks not listed on the New
York, American, or NASDAQ Stock Exchanges,  derivative investments,  investments of more than 10% of the specific  fund's assets in securities of any one issuer, except for US Government obligations,  and investments in equities in any single industry in excess of 20% (at cost) of total plan assets. Up to 20% (at cost) of total plan assets may be invested in international equity funds.

      Investment managers have full responsibility for investment  selection and diversification  within  the  limits of the  investment  restrictions  set forth herein and as may be additionally imposed by the Investment Committee.  The Plan
Administrator shall supply the Investment Committee with the performance results of all investments  and investment  managers,  benchmarked  against their peer's performance, at least quarterly.

      Bairnco's  expected  long term  rate of return on plan  assets is based on historical  returns of its investment funds as adjusted to reflect  expectations of future  returns  taking into  consideration  forecasts of long term  expected inflation rates.

(9) REPORTABLE SEGMENT DATA

      Operating segments are components of an enterprise that:

      o  Engage in  business  activities  from which they may earn  revenues and incur expenses,

      o  Whose operating  results are regularly  reviewed by the company's chief operating  decision-maker  to  make  decisions  about  resources  to be allocated to the segment and assess its performance, and

      o  For which discrete financial information is available.

      Operating   segments  with  similar  products  and  services,   production
processes,  types of customers,  and sales channels are combined into reportable segments for disclosure purposes.  Bairnco has three reportable segments - Arlon
Electronic   Materials  segment,   Arlon  Coated  Materials  segment  and  Kasco
Replacement Products and Services segment.

      The Arlon Electronic Materials and Arlon Coated Materials segments design, manufacture,  market and sell laminated and coated  products to the  electronic, industrial and commercial  markets under the Arlon and Calon brand names.  These products are based on common technologies in coating, laminating,  polymers, and dispersion chemistry.

                                       29

      Among the products included in the Arlon Electronic  Materials segment are high  technology  materials for the printed  circuit board industry and silicone rubber products for insulating  tapes and flexible  heaters.  Among the products included in the Arlon Coated Materials  segment are vinyl films for graphics art applications,  foam tapes used in window  glazing,  and  electrical  and thermal insulation products.

      The Kasco Replacement  Products and Services segment  manufactures,  sells and  services  products  and  equipment  used in  supermarkets,  meat  and  deli operations,  and meat, poultry, and fish processing plants throughout the United
States,  Canada and Europe. It also manufactures and sells small band saw blades for cutting wood and metal, and large band saw blades for use at lumber mills.

      Bairnco evaluates segment  performance based on income before interest and taxes and  excluding  allocation of  headquarters  expense.  Segment  income and assets are measured on a basis that is consistent with the methods  described in the  summary of  significant  accounting  policies.  Segment  assets  exclude US deferred income taxes,  taxes receivable and assets  attributable to US employee benefit  programs.  Inter-segment  transactions  are not  material.  No customer accounts for 10% or more of consolidated revenue.

      Financial  information about the Corporation's  operating segments for the years ended December 31, 2006, 2005 and 2004 is as follows:

                                         Operating                       Capital     Depreciation/
                         Net Sales     Profit (Loss)      Assets      Expenditures   Amortization
                         ---------     -------------      ------      ------------   ------------
2006
----
Arlon EM                $ 60,866,000   $  9,121,000    $ 35,251,000   $  6,037,000   $  2,185,000
Arlon CM                  67,124,000      1,152,000      45,266,000        778,000      2,657,000
Kasco                     50,838,000      2,404,000      47,090,000      1,523,000      2,125,000
Headquarters                    --       (6,611,000)     11,021,000        338,000        444,000
                        ------------   ------------    ------------   ------------   ------------
                Total   $178,828,000   $  6,066,000    $138,628,000   $  8,676,000   $  7,411,000
                        ============   ============    ============   ============   ============
2005
----
Arlon EM                $ 53,741,000   $  6,774,000    $ 31,035,000   $  3,380,000   $  2,360,000
Arlon CM                  68,218,000      2,232,000      45,932,000        420,000      2,770,000
Kasco                     43,941,000        354,000      30,436,000      2,818,000      2,014,000
Headquarters                    --       (3,769,000)     18,365,000        686,000        312,000
                        ------------   ------------    ------------   ------------   ------------
                Total   $165,900,000   $  5,591,000    $125,768,000   $  7,304,000   $  7,456,000
                        ============   ============    ============   ============   ============

2004
----
Arlon EM                $ 51,274,000   $  6,656,000    $ 24,283,000   $  1,403,000   $  2,412,000
Arlon CM                  71,752,000      3,798,000      46,262,000      2,467,000      2,567,000
Kasco                     42,470,000      1,585,000      30,290,000      1,258,000      2,610,000
Headquarters                    --       (3,982,000)     17,946,000        868,000         79,000
                        ------------   ------------    ------------   ------------   ------------
                Total   $165,496,000   $  8,057,000    $118,781,000   $  5,996,000   $  7,668,000
                        ============   ============    ============   ============   ============

                                       30

      The  Corporation  has  operations  in Canada,  Mexico,  China and  several
European   countries.   Information  about  the   Corporation's   operations  by
geographical  area for the years ended  December 31,  2006,  2005 and 2004 is as follows:

                       Sales to External         Long-lived
                          Customers            Segment Assets
                     ------------------------------------------
2006
----
United States            $149,608,000           $ 51,574,000
France                     14,348,000                265,000
Other Foreign              14,872,000             13,300,000

2005
----
United States            $138,657,000           $ 56,078,000
France                     14,095,000                285,000
Other Foreign              13,148,000              3,761,000

2004
----
United States            $139,148,000           $ 53,482,000
France                     14,544,000                395,000
Other Foreign              11,804,000              3,875,000

(10)  CONTINGENCIES

      During the third quarter 2004, Bairnco obtained final resolutions of three long-pending lawsuits.

      In  one  of  these  lawsuits  (the   "Transactions   Lawsuit"),   trustees
representing  asbestos  claimants  brought  claims of over $700 million  against
Bairnco,  its  subsidiaries,  and other  defendants.  A judgment in favor of the defendants  was affirmed in May 2004 by the U.S. Court of Appeals for the Second
Circuit.  Plaintiffs'  time to seek review by the United States Supreme Court of the Court of Appeals' decision expired in August 2004.

      A second lawsuit by these trustees  against  Bairnco (the "NOL  Lawsuit"), involving a dispute over federal income tax refunds that had been held in escrow since the 1990s,  was  settled  in  September  2004.  Pursuant  to a  settlement agreement  dated  September 10, 2004,  Bairnco  received  $24,695,000  (about 70 percent  of the  escrowed  funds),  and  the  NOL  Lawsuit  was  dismissed  with prejudice.  Subsequent to December 31, 2004, a review of tax  information on the settlement  of the NOL  Lawsuit  resulted in a  $1,015,000  tax  receivable  and related  income which,  along with the  $24,695,000  settlement,  is included in
Income from Spun off Subsidiary in the accompanying  Consolidated  Statements of
Income.

      The final  resolution  of the  Transactions  Lawsuit  in favor of  Bairnco resulted in the final  resolution of a third lawsuit  brought by these  trustees
(the "Properties  Lawsuit"),  involving a dispute over the title to certain real and personal  property.  In 2001,  when the  Properties  Lawsuit was  dismissed, without prejudice,  against Bairnco and its Arlon subsidiary, the parties agreed that this dispute would be determined in accordance with the final resolution of the Transactions Lawsuit.

      Management of Bairnco is not aware of any other  pending  actions of which the Corporation and its  subsidiaries  are defendants,  the disposition of which would have a material adverse effect on the  consolidated  results of operations or the  financial  position of Bairnco and its  subsidiaries  as of December 31,
2006.

(11)  SUBSEQUENT EVENT

      On June 22, 2006,  Steel Partners II, L.P. ("Steel Partners II") commenced an unsolicited cash tender offer for all of the outstanding  common stock of the
Corporation for $12.00 per share, without interest (as amended, the "Offer"). On
February 2, 2007, Steel Partners II amended the Offer to $13.35 per share.

      On February 23, 2007, the Corporation signed a definitive merger agreement to be acquired by BZ Acquisition Corp.  ("BZA"),  an affiliate of Steel Partners
II, for $13.50 per share, in cash. The merger agreement was unanimously approved

                                       31

by the Corporation's  Board.  Pursuant to the terms of the merger agreement,  on
March 2, 2007,  Steel  Partners  II amended  the Offer to reflect the $13.50 per share  offer  price,  and  extended  the  Offer  through  March  16,  2007.  All shareholders  of record on March 5, 2007 will continue to be entitled to receive the declared first quarter  dividend of $0.10 per share, for total cash proceeds of $13.60 per share.

      Completion of the Offer is subject to customary conditions,  including the valid tender of  sufficient  shares,  which,  when added to shares then owned by
Steel  Partners  II and its  affiliates,  constitute  more than 50% of the total number of  outstanding  shares on a fully diluted  basis.  There is no financing condition.

      Following the  completion of the Offer,  subject to customary  conditions,
BZA will merge with and into the  Corporation,  pursuant to which each share not tendered  into the  Offer  will be  converted  automatically  into the  right to receive $13.50 in cash.

      The  Offer  could  close  as  early as March  16,  2007.  If BZA  acquires sufficient  shares in the Offer that,  together  with shares then owned by Steel
Partners  II and its  affiliates,  represent  more  than 90% of the  outstanding shares of the  Corporation,  the back-end  merger will close  promptly after the completion of the Offer, without obtaining a shareholder vote. If, following the completion of the Offer,  Steel Partners II and its affiliates own more than 50%
of the shares of the  Corporation  on a fully diluted basis but less than 90% of the outstanding shares, the back-end merger,  which would be subject to approval
by  the  Corporation's   stockholders  (including  Steel  Partners  II  and  its
affiliates), would be expected to close in the first half of 2007.

      Further   information   relating   to  the  Offer  can  be  found  in  the
Corporation's   Solicitation/Recommendation  Statement  on  Schedule  14D-9  and
amendments thereto, which are available on the SEC's website at www.sec.gov or on the Corporation's web site at  www.bairnco.com .

(12)  RESTATEMENT OF CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

      In the Corporation's  previously issued financial  statements for the year ended December 31, 2006, the effect of the Corporation's adoption of SFAS 158 of
$5,146,000 was shown in the Consolidated  Statement of Comprehensive Income as a
reduction of  comprehensive  income for the year ended  December 31, 2006,  with such comprehensive income being reported as $720,000.  The accompanying restated
Consolidated  Statement of  Comprehensive  Income reflects the correction of the impact of the  adoption of SFAS 158 and  accordingly,  comprehensive  income has been reported as $5,866,000 for the year ended December 31, 2006.

                                       32